Press release dated October 31, 2006 entitled ?MFC Development Corp. Announces Corporate Name Change to Vertical Branding, Inc.
EX-99.1

MFC Development Corp. Announces Corporate Name Change to Vertical Branding, Inc.

Tuesday October 31, 11:29 am ET

LOS ANGELES, Oct. 31, 2006 (PRIMEZONE) -- MFC Development Corp, (OTC BB: MFCD.OB) has announced that it has changed its Corporate name to Vertical Branding, Inc. The Company will also be using a new URL, http://www.verticalbranding.com. Vertical Branding, Inc. reflects the Company's ongoing business activities as a consumer product branding, marketing and distribution company.

``We look at this name change as a signal to our business partners and investors that we have repositioned our business following the recent acquisition of the assets of Ad South Partners, Inc. and the launch of our Adsouth Marketing division and several recently acquired products into both Retail distribution and Direct-to-consumer advertising on TV, Print and Online,'' said Nancy Duitch, CEO of Vertical Branding, Inc.

Vertical Branding, Inc. will continue to utilize its signature ``Return on Investment'' advertising strategies, executed across multiple media channels, including Online, Television and Cable and Print to build brand awareness, drive sales and support the distribution of its proprietary and exclusive product brands it brings to market into Retail distribution, through its retail network of 18,000 Retail stores.

``The name reflects our focus on building the brands we exclusively market or distribute through a vertically integrated strategy utilizing multiple media channels and Retail distribution,'' added Alan H. Gerson, President and COO.

Vertical Branding, Inc. which was approved as the new name by the Company's Board and by its Shareholders is in the process of being filed with the State of Delaware. Vertical Branding Inc. will be the name under which the company will do business going forward. The company's wholly owned subsidiary Adsouth Marketing, LLC, will continue to be the entity which conducts its Retail distribution activities. Subsidiary company World Wide Excellence LLC will no longer be the Company's branded operating entity for its direct to consumer marketing efforts.

Vertical Branding Inc will continue to focus on its exclusive and/or proprietary brands in three major product categories: Beauty, House-wares and Personal Care. Among the best known brands marketed by the Company are Hercules Hook, a unique wall hanging system which combines great strength with simplicity of use and installation; Starmaker's Cosmetics, a line of unique beauty products developed by Hollywood professionals and used on the sets of leading TV shows and Movies, and DermaFresh/Youth Factor a proprietary line of beauty and anti-aging products owned and developed by the Company. The Company is developing Starmakers and Dermafresh into ``umbrella'' brands for ongoing product development and line-extensions. All Vertical Branding, Inc. products are marketed through a vertically integrated strategy which includes layered consumer-facing offer advertising distributed through a variety of media channels and a carefully managed Retail distribution network of Retail stores, shopping channels and international sales channels.

Vertical Branding, Inc. has applied for a new ticker symbol which has not yet been granted. The Company may continue to be found at (OTC BB: MFCD.OB).

``SAFE HARBOR'' STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the Company's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in the Company's Securities and Exchange Commission filings. The forward-looking statements in this press release speak only as of the date hereof, and the Company disclaims any obligation to provide updates, revisions or amendments to any forward-looking statement to reflect changes in the Company's expectations or future events.

For Further Information, Contact:

Dave Gentry, Aurelius Consulting Group, Inc., Century Bank Building,
541 S. Orlando Avenue, Suite 206, Orlando, FL 32751, (407) 644-4256,
Fax: (407) 644-0758, info@aurcg.com